UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2015
Date of Report (Date of earliest event reported)

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into A Material Definitive Agreement.

See Item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

Effective October 1, 2015, Steven Earles resigned as our Chief Financial Officer. Mr. Earles will continue to serve as our President and Chief Executive Officer.

Appointment of Principal Officers

Effective October 1, 2105, our board of directors appointed Steven Shum as our Chief Financial Officer. On October 5, 2015, we entered into an employment agreement with Mr. Shum. The agreement is for an initial term ending on October 5, 2018 and provides for an annual base salary during the term of the agreement of $195,000 per year, Mr. Shum is eligible to receive a bonus of at the discretion of the board of directors.  In addition, Mr. Shum received an option to purchase 850,000 shares of our common stock.  This option has a 5 year term and the securities issued thereunder will be vest over 2-years with 25% vesting in the first year and 75% vesting in the second year, provided, however, that the options will not begin vesting until 6-months after the date of grant. The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two (2) weeks paid vacation leave; (iii) medical, dental and life insurance benefits (iii) 36-month non-compete/non-solicitation terms; and (iv) a severance payment equal to the six months base salary upon termination without cause.

Steven Shum, 45, has served as our Chief Financial Officer since October 1, 2015. Prior to joining Eastside, Mr. Shum served as an officer and director of XZERES Corp from October 2008 until April 3, 2015, a publicly-traded global renewable energy company.   At XZERES, Mr. Shum’s officer roles included; Chief Operating Officer from September 9, 2014 until April 3, 2015, Chief Financial Officer, Principal Accounting Officer and Secretary (alternate name: Cascade Wind Corp) from April 2010 until September 9, 2014, as the Chief Executive Officer of Cascade Wind Corp., Inc. (now XZERES Corp.) from October 2008 to August 2010, and as the President of Cascade Wind Corp., Inc. (formerly, A.R.E. Wind Corp.) from October 2008 to April 12, 2010.  Mr. Shum also serves as the Managing Principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP.   He was a Founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales.  He spent six years as an Investment Research Analyst and Portfolio Manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a BS in Finance and a BS in General Management from the Portland State University in 1992.

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Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Steven Shum dated October 5, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: October 6, 2015	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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